     As filed with the Securities and Exchange Commission on August 2, 2000
                                                  Registration No. 333-_________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             _____________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             _____________________

                         CALIFORNIA PIZZA KITCHEN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           California                               95-4040623
   (State or Other Jurisdiction of                (I.R.S. Employer
   Incorporation or Organization)                Identification No.)

                    6053 West Century Boulevard, 11th Floor
                             Los Angeles, CA  90045
                    (Address of Principal Executive Offices)

                         California Pizza Kitchen, Inc.
                          Employee Stock Purchase Plan
                  1998 Stock-Based Incentive Compensation Plan
                        1990 Employee Stock Option Plan
                           (Full title of the Plans)

            Frederick R. Hipp, Chief Executive Officer and President
                         California Pizza Kitchen, Inc.
                    6053 West Century Boulevard, 11th Floor
                             Los Angeles, CA  90045
                    (Name and Address of Agent For Service)

                                 (310) 342-5000
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                            Anna M. Graves, Esquire
                     Paul, Hastings, Janofsky & Walker  LLP
                      555 South Flower Street, 23rd Floor
                          Los Angeles, CA  90071-2371
                                 (213) 683-6000

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
            Title Of                         Amount       Proposed Maximum     Proposed Maximum       Amount of
            Securities                        To Be         Offering Price     Aggregate Offering    Registration
         To Be Registered                   Registered        Per Share              Price               Fee
----------------------------------------------------------------------------------------------------------------------
    Common Stock, $0.01 par value           2,148,271 (1)         (2)             $24,572,540 (2)         $6,488
======================================================================================================================

(1) Includes 375,000 shares pursuant to the Registrant's Employee Stock Purchase Plan, 1,762,012 shares pursuant to the Registrant's 1998 Stock-Based Incentive Compensation Plan, and 11,259 shares pursuant to the Registrant's 1990 Employee Stock Option Plan, as such numbers of shares may be increased in accordance with said plans in the event of a merger, consolidation, reorganization, liquidation, recapitalization, stock dividend, stock split, or similar event involving the Registrant.

(2) Under Rule 457(h)(1), the registration fee may be calculated for an employee benefit plan based upon the price at which the options may be exercised, and the price of the underlying securities for shares reserved for future grants. Of the total number of shares registered herein, 375,000 shares are subject to rights granted under the Registrant's Employee Stock Purchase Plan at a price not exceeding $12.75 per share ($4,781,250 in the aggregate), 672,705 shares are subject to options granted under the Registrant's 1998 Stock-Based Incentive Compensation Plan and 1990 Employee Equity Participation Plan at a weighted average exercise price of $4.88 per share ($3,282,800 in the aggregate), and 1,100,566 shares are available for future option grants under the 1998 Stock-Based Incentive Compensation Plan and are being registered herein at $15.00 per share based on the initial public offering price ($16,508,490 in the aggregate). Therefore, the total amount of the offering being registered herein is the sum of these aggregate amounts, or $24,572,540.

                                     PART I

                      INFORMATION REQUIRED IN THE SECTION
                                10(a) PROSPECTUS


Item 1.  Plan Information*
------

Item 2.  Registrant Information and Employee Plan Annual Information*
------

         * Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in California Pizza Kitchen, Inc.'s Employee Stock Purchase Plan, 1998 Stock-Based Incentive Compensation Plan, and 1990 Employee Stock Option Plan (together, the "Plans") in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933. In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
------

         California Pizza Kitchen, Inc. (the "Company") has become subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, accordingly, will be filing periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Company's Prospectus dated August 1, 2000, filed August 2, 2000 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which contains audited and consolidated financial statements for the Company's fiscal year ended January 2, 2000, the latest fiscal year for which such statements have been filed; and

         (b) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A (Commission File No. 000-31149) filed with the Commission on July 25, 2000.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

Item 4.  Descriptions of Securities
------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
-------

     Section 317 of the California General Corporations Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the law provides that this limitation on liability has no effect on a director's liability (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (c) for any transaction from which a director derived an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (f) under Section 310 of the law (concerning contracts or transactions between the corporation and a director), or (g) under Section 316 of the law (directors' liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders. Although the validity and scope of the legislation underlying Section 317 have not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company.

     In accordance with Section 317, the Company's articles of incorporation eliminate the liability of each of its directors for monetary damages to the fullest extent permissible under California law. The articles further authorize the Company to provide indemnification to its agents (including its officers and directors), subject to the limitations set forth above. The articles and bylaws further provide for indemnification of its corporate agents to the maximum extent permitted by California law. Additionally, the Company maintain insurance policies which insure its officers and directors against certain liabilities. The foregoing summaries are necessarily subject to the complete text of the statute and the Company's articles and bylaws and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed
------

         Not Applicable.

Item 8.  Exhibits
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings
------

         1.  The undersigned registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California, on this 1st day of August, 2000.

                            CALIFORNIA PIZZA KITCHEN, INC.


                            By:    /s/ H.G. Carrington, Jr.
                                   ---------------------------------
                            Name:  H.G. Carrington, Jr.
                            Title: Executive Vice President and Chief Financial
                                     Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of the registrant, hereby severally constitute and appoint each of Frederick R. Hipp and H.G. Carrington, Jr. to be our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the Registrant's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said person shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                           Title                                           Date
----------                           -----                                           ----

/s/ Larry S. Flax                    Co-Chairman of the
--------------------------
Larry S. Flax                           Board and Director                           August 1, 2000


/s/ Richard L. Rosenfield             Co-Chairman of the
--------------------------
Richard L. Rosenfield                   Board and Director                           August 1, 2000


/s/ Frederick R. Hipp                Chief Executive Officer,                        August 1, 2000
--------------------------
Frederick R. Hipp                     President and Director
                                     (Principal Executive Officer)


/s/ Harold O. Rosser                 Director
--------------------------
Harold O. Rosser                                                                     August 1, 2000


/s/ Bruce C. Bruckmann               Director
--------------------------
Bruce C. Bruckmann                                                                   August 1, 2000


/s/ Fortunato N. Valenti             Director
--------------------------
Fortunato N. Valenti                                                                 August 1, 2000


/s/ Brian P. Friedman                Director
--------------------------
Brian P. Friedman                                                                    August 1, 2000


/s/ H.G. Carrington, Jr.             Executive Vice President
--------------------------
H.G. Carrington, Jr.                  and Chief Financial Officer                    August 1, 2000


/s/ Gregory S. Levin                 Vice President, Controller and
--------------------------
Gregory S. Levin                      and Chief Accounting Officer                   August 1, 2000

                               INDEX TO EXHIBITS



    Exhibit        Description
----------------   ----------------------------------------------------------------------------------------
4.1*               Specimen Common Stock Certificate

4.2                Amended and Restated Articles of Incorporation, and amendments thereto

4.3**              Amended and Restated Bylaws

5.1                Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the Common Stock being registered

23.1               Consent of Paul, Hastings, Janofsky & Walker LLP (appears in their opinion filed as Exhibit 5.1)

23.2               Consent of Ernst & Young LLP

24                 Power of Attorney (contained in the signature page to this registration statement)

99.1***            California Pizza Kitchen, Inc. Employee Stock Purchase Plan, adopted on November 2, 1999, as amended on June 23, 2000

99.2****           California Pizza Kitchen, Inc. 1998 Stock-Based Incentive Compensation Plan adopted February 5,
                   1998, as amended on July 21, 1998 and November 2, 1999 and forms of stock option agreement thereunder

99.3               California Pizza Kitchen, Inc. 1990 Employee Equity Participation Plan and form of stock option agreement thereunder


                   *    Filed with the Registrant's Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-37778) on
                        July 27, 2000 and incorporated herein by reference.

                   **   Filed with the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-37778) on
                        July 17, 2000 and incorporated herein by reference.

                  ***   Filed with the Registrant's Amendment No. 1 to Registration Statement on Form S-1 on July 10, 2000 (File No.
                        333-37778) and incorporated herein by reference.

                  ****  Filed with the Registrant's Registration Statement on Form S-1 on May 25, 2000 (File No. 333-37778) and
                        incorporated herein by reference.